EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, I, Kevin Maloney, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of QuantumSphere, Inc. (the “Registrant”) for its fiscal year ended June 30, 2016, (the “Annual Report) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of QuantumSphere, Inc.

Dated: October 13, 2016	/s/ Kevin Maloney
Kevin Maloney
Chief Executive Officer

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or that Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.